UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2012

Cooper Industries plc
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	1-31330	98-0632292
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Unit F10, Maynooth Business Campus, Maynooth, Ireland		0
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+353 (1) 6292222

5 Fitzwilliam Square, Dublin 2, Ireland
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on April 23, 2012. Six proposals, as described in Cooper’s Proxy Statement dated March 13, 2012, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results. Abstentions and broker nonvotes are not considered votes cast at the Annual Meeting. Because approval of all the proposals is based on the votes properly cast at the Annual Meeting, abstentions and broker nonvotes do not have any effect on the outcome of the voting.

1. Proposal for the election of three directors:

		Percentage of
		Votes Cast
Ivor J. Evans
Votes For:	105,674,678	79.46%
Votes Against:	27,315,155	20.54%
Votes Abstained:	139,674
Broker Nonvotes:	5,939,085

		Percentage of
		Votes Cast
Kirk S. Hachigian
Votes For:	127,545,023	95.91%
Votes Against:	5,432,827	4.09%
Votes Abstained:	151,657
Broker Nonvotes:	5,939,085

		Percentage of
		Votes Cast
Lawrence D. Kingsley
Votes For:	130,217,076	97.89%
Votes Against:	2,798,219	2.11%
Votes Abstained:	114,212
Broker Nonvotes:	5,939,085

2. Proposal to consider the company’s Irish Statutory Accounts for the year ended December 31, 2011 and the related reports of the directors and auditors:

		Percentage of
		Votes Cast
Votes For:	137,750,043	99.60%
Votes Against:	552,514	.40%
Votes Abstained:	766,035
Broker Nonvotes:	0

3. Proposal to appoint Ernst & Young LLP as independent auditors for the year ending December 31, 2012 and authorize the Audit Committee of the Board of Directors to set their remuneration:

		Percentage of
		Votes Cast
Votes For:	136,947,801	98.56%
Votes Against:	1,996,173	1.44%
Votes Abstained:	124,618
Broker Nonvotes:	0

4. Advisory approval of the company’s executive compensation:

		Percentage of
		Votes Cast
Votes For:	38,463,691	29.36%
Votes Against:	92,528,189	70.64%
Votes Abstained:	2,137,627
Broker Nonvotes:	5,939,085

5. Proposal to authorize any subsidiary of the company to make market purchases of company shares:

		Percentage of
		Votes Cast
Votes For:	132,091,666	99.37%
Votes Against:	832,309	.63%
Votes Abstained:	205,532
Broker Nonvotes:	5,939,085

6. Proposal to authorize the reissue price range of treasury shares:

		Percentage of
		Votes Cast
Votes For:	132,011,812	99.34%
Votes Against:	871,476	.66%
Votes Abstained:	246,219
Broker Nonvotes:	5,939,085

 Item 7.01 Regulation FD Disclosure

Company Statement Regarding Advisory Vote on Executive Compensation

Cooper, its Board of Directors and its Compensation Committee acknowledge that a majority of Cooper’s shareholders have voted on an advisory basis against approval of executive compensation.  Cooper is determined to create lasting value for its shareholders and has engaged with many shareholders to ensure alignment of executive compensation with performance over the long term.

Cooper will continue to modify its compensation package based on valued input from our shareholders.

The following are some of the steps taken and relevant data points relating to Cooper’s executive compensation program:

•	The company approved a CEO pay package for 2011 with total direct compensation that was 94% performance-based, and comprised of only 6% base salary;

•	The company’s 3, 5 and 10 year total shareholder returns compounded annually have been 26.0%, 6.2% and 14.8%, handily outperforming the S&P 500 Index and any relevant peer group;

•	The company approved maintaining the CEO’s base salary with no increase and no increase in his annual bonus opportunity for 2012;

•	The company approved grants of stock and option awards in 2012 for the CEO with an aggregate grant date fair value approximately 30% less than the aggregate grant date fair value of 2011 stock and option awards;

•	Although the company reported its grants of long term incentive plan awards at maximum value, the actual payouts for the plan in 2010, 2011 and 2012 were 56%, 0%, and 50% of maximum, demonstrating the company’s commitment to align pay and performance of financial targets;

•	The company eliminated the payment of a discretionary bonus to its CEO for 2011;

•	The company assured investors that the restricted stock units granted to the CEO in 2010 were a non-routine retention grant;

•	The company implemented a strong clawback provision that is broader and more robust than the clawback provision of the Dodd-Frank Act; and

•	The Board used an independent consultant and benchmarked compensation with peer groups comprised of companies with similar market capitalization, profitability, revenues, geographic diversity and end-market exposure. Based on internal calculations that mirror as closely as possible Institutional Shareholder Services’ three quantitative measures of alignment between executive pay and company performance, and applying the 15-company peer group used in 2011 by Cooper when evaluating financial performance and calculating relative performance for its long term incentive plan award, Cooper passes each of the three tests.

In summary, Cooper will continue to monitor and make adjustments to the programs to continue to align executive compensation with shareholders’ interests.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries plc

April 27, 2012	By:	/s/ Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary